Exhibit 99.5

FEDERAL DEPOSIT INSURANCE CORPORATION

Washington, DC 20006

FORM 10-QSB

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended October 31, 2006

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to

FDIC Certificate Number: 26553

MAYFLOWER CO-OPERATIVE BANK

(Exact name of Small Business Issuer in its Charter)

Chartered by the Commonwealth of Massachusetts	04-1618600
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

30 South Main Street, Middleboro, Massachusetts	02346
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 947-4343

Indicate by check mark whether the issuer (1) filed all reports required by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the past 12 months (or such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days. Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes  ☐    No  ☒

The number of shares outstanding of each of the registrant’s classes of common stock as of November 27, 2006

Common Stock $1.00 par value	2,092,039
(Title of class)	(Shares outstanding)

Transitional Small Business Disclosure Format (check one) Yes  ☐    No  ☒

PART I - FINANCIAL INFORMATION

ITEM I - Financial Statements

MAYFLOWER CO-OPERATIVE BANK AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	October 31, 2006	April 30, 2006
	(unaudited)	(audited)
	(in Thousands)
ASSETS
Cash and cash equivalents:
Cash and due from banks	$3,633	$6,342
Federal funds sold	9	453

Total cash and cash equivalents	3,642	6,795
Investment securities:
Securities available-for-sale, at fair value	48,530	48,335
Securities held-to-maturity (fair value of $36,676 and $38,768 respectively)	37,391	39,996

Total investment securities	85,921	88,331
Loans receivable, net	139,936	139,230
Accrued interest receivable	1,118	1,156
Real estate held for investment	334	340
Premises and equipment	8,508	6,578
Deposits with The Cooperative Central Bank	449	449
Stock in Federal Home Loan Bank of Boston, at cost	1,728	1,647
Refundable income taxes	119	—
Deferred income taxes	34	311
Other assets	687	766

Total assets	$242,476	$245,603

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits	$196,732	$200,534
Advances and borrowings from the Federal Home Loan Bank	25,217	25,197
Advances from borrowers for taxes and insurance	425	239
Accrued income taxes	—	48
Accrued expenses and other liabilities	775	993

	223,149	227,011

STOCKHOLDERS’ EQUITY
Preferred stock $1.00 par value; authorized 5,000,000 shares; issued and outstanding - none	—	—
Common stock $1.00 par value; authorized 15,000,000 shares; issued and outstanding 2,092,039 at October 31, 2006 and 2,073,849 at April 30, 2006	2,092	2,074
Additional paid-in capital	4,223	4,131
Retained earnings	13,440	13,274
Accumulated other comprehensive income (loss)	(428)	(887)

Total stockholders’ equity	19,327	18,592

Total liabilities and stockholders’ equity	$242,476	$245,603

See accompanying notes to consolidated financial statements.

MAYFLOWER CO-OPERATIVE BANK AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

Unaudited

	Three months ended October 31,		Six months ended October 31,
	2006	2005	2006	2005
	(In Thousands, Except Per Share Data)
Interest income:
Loans receivable	$2,431	$2,174	$4,850	$4,297
Securities held-to-maturity	357	376	725	715
Securities available-for-sale	563	526	1,119	1,045
Federal funds sold and interest bearing deposits in banks	9	27	10	61

Total interest income	3,360	3,103	6,704	6,118

Interest expense:
Deposits	1,278	954	2,463	1,836
Borrowed funds	292	167	594	335

Total interest expense	1,570	1,121	3,057	2,171

Net interest income	1,790	1,982	3,647	3,947
Provision for loan losses	30	30	60	60

Net interest income after provision for loan losses	1,760	1,952	3,587	3,887

Noninterest income:
Loan origination and other loan fees	47	37	93	69
Customer service fees	182	161	374	323
Gain on sales of mortgage loans	32	12	56	134
Gain on sales of investment securities	—	36	—	36
Other	42	38	83	74

Total noninterest income	303	284	606	636

Noninterest expense:
Compensation and fringe benefits	871	831	1,753	1,634
Occupancy and equipment	226	242	472	478
FDIC assessment	6	6	12	13
Data processing	71	71	143	136
Other	458	427	917	820

Total noninterest expense	1,632	1,577	3,297	3,081

Income before income taxes	431	659	896	1,442
Provision for income taxes	148	239	313	537

Net income	$283	$420	$583	$905

Earnings per share (basic)	$0.14	$0.21	$0.28	$0.44

Earnings per share (diluted)	$0.13	$0.20	$0.27	$0.43

See accompanying notes to consolidated financial statements

MAYFLOWER CO-OPERATIVE BANK AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(Unaudited)

	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Compre- hensive Income (loss)	Total
BALANCE, April 30, 2005	$2,072	$4,116	$12,663	$(455)	$18,396
Net income for the six months ended October 31, 2005	—	—	905	—	905
Other comprehensive income, net of tax:
Change in unrealized loss of securities available- for-sale, net of deferred income taxes of $ 247,000	—	—	—	(412)	(412)
Reclassification adjustment for gains included in net income, net of deferred income taxes of $14,000	—	—	—	(22)	(22)

					(434)

Total comprehensive income	—	—	—	—	471
Issuance of 20 shares $1 par value common stock	—	—	—	—	—
Cash dividends paid ($.20 per share)	—	—	(414)	—	(414)

BALANCE, October 31, 2005	$2,072	$4,116	$13,154	$(889)	$18,453

BALANCE, April 30, 2006	$2,074	$4,131	$13,274	$(887)	$18,592
Net income for the six months ended October 31, 2006	—	—	583	—	583
Other comprehensive income, net of tax:
Change in unrealized loss on securities available- for-sale, net of deferred income taxes of $277,000	—	—	—	459	459

Total comprehensive income	—	—	—	—	1,042
Issuance of 18,190 shares $1 par value common stock	18	92	—	—	110
Cash dividends paid ($20 per share)	—	—	(417)	—	(417)

BALANCE, October 31, 2006	$2,092	$4,223	$13,440	$(428)	$19,327

See accompanying notes to consolidated financial statements

MAYFLOWER CO-OPERATIVE BANK AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six months ended October 31,
	2006	2005
	(In Thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Interest received	$6,856	$6,234
Fees and other income received	574	528
Interest paid	(3,081)	(2,175)
Cash paid to suppliers and employees	(3,040)	(2,785)
Income tax refund received (paid)	(480)	(493)

Net cash provided by operating activities	829	1,309

CASH FLOWS FROM INVESTING ACTIVITIES:
Net increase in loans receivable	(734)	(2,200)
Purchases of available-for-sale securities	(1,927)	(5,731)
Proceeds from sales/calls of available-for-sale securities	—	3,175
Proceeds from maturities of available-for-sale securities	2,414	4,182
Purchase of held-to-maturity securities	—	(8,197)
Proceeds from maturities/calls of held-to-maturity securities	2,545	3,453
Purchase of FHLB stock	(81)	—
Purchase of premises and equipment	(2,149)	(660)
Other - net	(147)	(86)

Net cash used in investing activities	(79)	(6,064)

CASH FLOWS FROM FINANCING ACTIVITIES
Net (decrease) increase in deposits	(3,802)	3,885
Proceeds from long-term debt	9,500	4,000
Repayment of borrowings	(9,416)	(5,072)
Net decrease in overnight FHLB advances	(64)	—
Net increase in advances from borrowers for taxes and insurance	186	249
Issuance of common stock	110	—
Dividends paid on common stock	(417)	(414)

Net cash (used in) provided by financing activities	(3,903)	2,648

Net decrease in cash and cash equivalents	(3,153)	(2,107)
Cash and cash equivalents - beginning of period	6,795	8,794

Cash and cash equivalents - end of period	$3,642	$6,687

See accompanying notes to consolidated financial statements

MAYFLOWER CO-OPERATIVE BANK AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Continued)

Reconciliation of Net Income to Net Cash Provided by Operating Activities

(Unaudited)

	Six months ended October 31,
	2006	2005
	(In Thousands)
Net income	$583	$905
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	226	245
Provision for loan losses	60	60
Premium amortization	114	166
Amortization of intangible assets	7	7
Deferred income taxes	—	20
Gain on sales of investments	—	(36)
Decrease (increase) in accrued interest receivable	38	(50)
Decrease (increase) in prepaid expenses	—	(6)
Decrease (increase) in mortgage servicing rights	30	20
Decrease (increase) in refundable income taxes	(119)	15
Increase (decrease) in accrued expenses	(5)	29
Increase (decrease) in accrued income taxes	(48)	10
Increase (decrease) in accrued interest payable	(25)	(4)
Increase (decrease) in deferred loan origination fees	(32)	(72)

Total adjustments	246	404

Net cash provided by operating activities	$829	$1,309

See accompanying notes to consolidated financial statements

MAYFLOWER CO-OPERATIVE BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

October 31, 2006 and 2005

A.	Basis of presentation:

The consolidated financial statements of Mayflower Co-operative Bank and Subsidiaries presented herein should be read in conjunction with the consolidated financial statements of Mayflower Co-operative Bank and Subsidiaries as of and for the year ended April 30, 2006. In the opinion of management, the financial statements reflect all adjustments necessary for a fair presentation. Interim results are not necessarily indicative of results to be expected for the entire year.

B.	Stock-based compensation:

Effective May 1, 2006, the Bank adopted Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), “Share-Based Payment”, which requires the measurement and recognition of compensation expense for all stock-based awards made to employees and directors, including stock option grants, based on estimated fair values. SFAS 123(R) supersedes previous accounting under Accounting Principles Board Opinion (APB) No. 25, “Accounting for Stock Issued to Employees” for periods beginning in fiscal year 2007.

SFAS 123(R) requires the Bank to estimate the fair value of stock-based awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Consolidated Statements of Income. The Bank adopted SFAS 123(R) using the modified prospective transition method that requires the application of the accounting standard starting the first day of the fiscal year, May 1, 2006, for the Bank. The Consolidated Financial Statements, as of and for the six months ended October 31, 2006, reflect the impact of SFAS 123(R).

Prior to the adoption of SFAS 123(R), the Bank accounted for stock-based awards to employees and directors using the intrinsic value method in accordance with APB No. 25. Under this method, no stock-based compensation expense for employee stock options was recognized in the Consolidated Financial Statements because the exercise price of the stock options granted equaled the fair market value of the underlying stock at the date of grant. In accordance with the modified prospective transition method used in adopting SFAS 123(R), earnings results prior to fiscal year 2007 have not been restated to reflect, and do not include the possible impact of SFAS 123(R).

Upon adoption of SFAS 123(R), the Bank selected the Black-Scholes option-pricing model as the most appropriate method for determining the estimated fair value for stock-based awards.

MAYFLOWER CO-OPERATIVE BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

October 31, 2006 and 2005

B.	Stock-based compensation, continued:

The following table illustrates the effect on net income and earnings per share if the Bank had applied the fair value recognition provisions of SFAS No. 123(R) in fiscal 2006.

(In Thousands, Except Per Share Data)		Six months ended October 31, 2005
Net income as reported		$905
Deduct: Total stock-based employee compensation expense
Determined under fair value based method, net of income tax		—

Pro forma net income		$905

Basic earnings per share	As reported	$0.44
	Pro forma	$0.44
Diluted earnings per share	As reported	$0.43
	Pro forma	$0.43

C.	Recent accounting pronouncements:

In May 2005, the Financial Accounting Standards Board (FASB) issued SFAS No. 154, “Accounting Changes and Error Corrections,” which addresses the accounting for and reporting of accounting changes and error corrections. This Statement requires retrospective application for reporting voluntary changes in accounting principles and changes required by an accounting pronouncement when transition provisions are not specified. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Bank does not believe the adoption of this Statement will have a material effect on the Consolidated Financial Statements.

In March 2006, FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets – an amendment of FASB Statement No. 140.” This Statement amends SFAS No. 140 with respect to accounting for separately recognized servicing assets and servicing liabilities. This Statement, among other provisions, requires that servicing assets and liabilities be initially measured at fair value, permits alternate measurement methods for servicing assets and liabilities subsequent to initial measurement, and contains additional disclosure requirements. SFAS No. 156 is effective for fiscal years beginning after September 15, 2006. The Bank does not believe the adoption of this Statement will have a material effect on the Consolidated Financial Statements.

In September 2006, FASB issued Statement of Financial Accounting Standards (SFAS) No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The provisions of SFAS No. 157 are effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Bank has not yet evaluated the impact, if any, that SFAS No. 157 will have on the Bank’s financial position and results of operations.

In September 2006, FASB issued SFAS No. 158, which requires employers to recognize the under-funded or over-funded status of a defined benefit plan as an asset or liability in its statement of financial position. The new reporting requirements and related new footnote disclosure rules of SFAS No. 158 are effective for the years ending after December 15, 2006, with changes in the funded status recognized through comprehensive income in the year in which they occur. SFAS No. 158 will not change the amount of net periodic benefit expense recognized in an entity’s results of operations. As such, the adoption is not expected to have an impact to the Bank’s results of operations in fiscal 2007. Adoption of SFAS No. 158 is not expected to have a material impact on the Bank’s financial position. SFAS No. 158 also requires employers to measure the funded status of a plan as of the date of its year-end statement of financial position. The new measurement date requirement applies for fiscal years ending after December 15, 2008.

In June 2006, FASB issued FASB Interpretation No. 48 (FIN 48), “Accounting for Uncertainty in Income Taxes”, an interpretation of FASB Statement No. 109. FIN No. 48 clarifies the accounting for uncertainty in income taxes recognized in the Bank’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes”. FIN No. 48 also prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In addition, FIN No. 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The provisions of FIN No. 48 are effective for fiscal years beginning after December 15, 2006. The provisions of FIN No. 48 are to be applied to all tax positions upon initial adoption of this standard. Only tax positions that meet the more-likely-than-not recognition threshold at the effective date may be recognized or continue to be recognized upon the adoption of FIN No. 48. The Bank has not yet determined the potential financial impact of adopting FIN No. 48.

In September 2006, the SEC issued Staff Accounting Bulletin (SAB) No. 108 to address diversity in practice in quantifying financial statement misstatements. SAB No. 108 requires that the Bank quantify misstatements based on their impact on each of the Bank’s financial statements and related disclosures. SAB No. 108 is effective as of the first fiscal year ending after November 15, 2006, allowing a one-time transitional cumulative effect adjustment to retained earnings as of May 1, 2006, for errors that were not previously deemed material, but are material under the guidance in SAB No. 108. The Bank is currently evaluating the impact of adopting SAB No. 108 on the results of operations and financial position.

D.	Reclassification:

Certain amounts in the fiscal 2006 consolidated financial statements have been reclassified to conform to the fiscal 2007 presentation.

MAYFLOWER CO-OPERATIVE BANK AND SUBSIDIARIES

ITEM 2 - Management’s Discussion and Analysis or Plan of Operation

Forward Looking Statements:

This report includes certain forward-looking statements that involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include the economic environment, competition, products and pricing in geographic and business areas in which Mayflower Co-operative Bank and Subsidiaries (the Bank) operates, prevailing interest rates, changes in government regulations and policies affecting financial services companies, and credit quality and credit risk management. The Bank undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this report.

Critical Accounting Policies:

Accounting policies involving significant judgments and assumptions by management, which have, or could have, a material effect on the carrying value of certain assets and impact income, are considered critical accounting policies. The Bank believes the following are critical accounting policies:

Allowance for Loan Losses:

The provision for loan losses represents a charge or credit against current earnings and an addition or deduction from the allowance for loan losses. In determining the amount to provide for potential loan losses, the key factor is the adequacy of the allowance for loan losses. Management uses a methodology to systematically measure the amount of estimated loan loss exposure inherent in the loan portfolio for purposes of establishing an adequate allowance for loan losses. The methodology includes three elements: (1) an analysis of individual loans deemed to be impaired, (2) general loss allocations for various types of loans based on loss experience factors, and (3) an unallocated allowance. The general and unallocated allowances are maintained based on management’s assessment of many factors including the risk characteristics of the loan portfolio, concentrations of credit, current and anticipated economic conditions that may effect borrowers’ ability to pay, and trends in loan delinquencies and charge-offs.

Any significant changes in these assumptions and/or conditions could result in higher than estimated losses that could adversely affect the Bank’s earnings. In addition, regulatory agencies, as part of their examination process, periodically review the Bank’s allowance for loan losses and may require the Bank to recognize additional allowances based on judgments different than those of management, which could also adversely affect the Bank’s earnings.

Other-Than-Temporarily Impaired Investment Securities:

Management judgment is involved in the evaluation of declines in value of individual investment securities held by the Bank. Declines in value that are deemed other-than-temporary are recognized in the income statement through a write-down in the recorded value of the affected security. Management considers many factors in their analysis of other-than temporarily impaired securities including industry analyst reports, sector credit ratings, volatility in market price and other relevant information such as financial condition, earnings capacity and near term prospects of the company and the length of time and extent to which the market value has been less than cost.

Whenever a debt or equity security is deemed to be other-than temporarily impaired as determined by management’s analysis, it is written-down to its current fair market value. Any unfavorable change in general market conditions or the condition of a specific issuer could cause an increase in the Bank’s impairment write-downs on investment securities, which would have an adverse effect on the Bank’s earnings.

Liquidity and Capital Resources:

The Bank’s primary sources of liquidity are deposits, loan payments and payoffs, investment income, principal repayments and maturities of investments, and advances from the Federal Home Loan Bank of Boston. Although the Bank’s liquidity management program is designed to insure that sufficient funds are available to meet its daily cash requirements, as a member of The Co-operative Central Bank’s Share Insurance Fund, the Bank also has the right to borrow from the Reserve Fund for short-term cash needs by pledging certain assets. The Bank has not exercised this right for several years.

The Bank believes its capital resources, including deposits, scheduled loan repayments, revenue generated from the sales of loans and investment securities, unused borrowing capacity at the Federal Home Loan Bank of Boston, and revenue from other sources will be adequate to meet its funding commitments and requirements. At October 31, 2006 and April 30, 2006, the Bank’s capital ratios were in excess of regulatory requirements and the Bank is considered to be well-capitalized under regulatory requirements.

Financial Condition:

At October 31, 2006, the Bank’s total assets were $242.5 million as compared to $245.6 million at April 30, 2006, a decrease of $3.1 million. This decrease is attributable to a decline of $2.4 million in total investment securities and a decrease of $3.2 million in cash and cash equivalents, offset by growth of $706,000 in loans receivable and by growth of $1.9 million in premises and equipment. The increase in premises and equipment is due to the purchase of a site in West Wareham, Massachusetts on which the Bank is constructing a retail branch. It is anticipated that this facility will open during the third quarter of fiscal year 2007 and that remaining costs to complete, including equipment, are approximately $800,000.

At October 31, 2006, cash and cash equivalents totaled $3.6 million compared to $6.8 million at April 30, 2006, a decrease of $3.2 million. This decrease, coupled with a decrease of $2.4 million in total investments, was used to fund loan growth of $706,000, premises and equipment additions of $1.9 million, and deposit outflows of $3.8 million.

During the six months ended October 31, 2006, residential mortgage loan originations decreased substantially compared to the prior year quarter due to a slower real-estate and housing market and rising interest rate environment. During this period, the Bank originated a total of $4.8 million in residential mortgage loans compared to $12.8 million originated for the same period one year ago. During the period, the Bank sold $4.1 million of fixed-rate residential loans in the secondary mortgage market compared to sales of $7.2 million for the prior year period. These sales produced gains of $56,000 during the six months ended October 31, 2006, compared to gains of $134,000 for the prior year period. This activity, combined with other mortgage payoffs and regularly scheduled amortization, resulted in a $375,000 increase in residential loan balances as compared to April 30, 2006.

Since April 30, 2006, the Bank has continued to market its home equity products, and as a result of this and other factors, has experienced an increase of $2.1 million in fixed-rate home equity loans, offset by a decrease of $924,000 in home equity line of credit balances outstanding. Also, commercial mortgage balances grew by $2.1 million, but were offset by a decrease of $956,000 in commercial loan balances and a decrease of $169,000 in personal loan balances. Finally, construction loan balances outstanding decreased by $1.8 million due to the sale of existing home inventory and a decline in development activity on the part of certain of the Bank’s commercial customers. In aggregate, net loans outstanding increased by $706,000 from $139.2 million at April 30, 2006 to $139.9 million at October 31, 2006.

Commercial business, construction and commercial real estate financing are generally considered to involve a higher degree of credit risk than long-term financing of residential properties due to their higher potential for default and the possible difficulty of disposing of underlying collateral, if any. As such, the overall strength of the Bank’s loan portfolio will continue to rely heavily on the health of the New England and local economies.

At October 31, 2006, the Bank’s reserve for estimated loan losses was $1,758,000, which represented 1.26% of net loans receivable at that date. This compares to $1,704,000 at April 30, 2006, which represented 1.22% of net loans receivable. During the six months ended October 31, 2006, the Bank recorded net recoveries of $3,000 in commercial loans, charged off $9,000 in installment loans, and provided $60,000 to augment its reserve. Management anticipates reasonable stability in the local economy through the remainder of fiscal year 2007, although the Bank’s loan portfolio will continue to rely heavily on the strength of the local real estate market. Any deterioration in that market could have a negative impact on the Bank’s results. Although management will continue to closely monitor the Bank’s loan portfolio, higher provisions for loan losses and foreclosed property expense may be required should economic conditions worsen or the levels of non-performing assets increase.

Total deposits, after interest credited, decreased by $3.8 million from $200.5 million at April 30, 2006 to $196.7 million at October 31, 2006. During the six months, the Bank experienced reductions in its savings and money market account balances of $4.5 million and $2.2 million respectively, as well as a decrease of $554,000 in transaction account balances. However, certificate of deposit balances increased by $3.5 million when compared to April 30, 2006.

Total stockholders’ equity increased by $735,000 when compared to April 30, 2006. This increase resulted from net income for the period of $583,000, coupled with an increase of $110,000 as a result of the exercise of employee stock options. Additionally, stockholders’ equity increased due to fluctuations in the unrealized loss on securities available-for-sale, from a net unrealized loss of $887,000 at April 30, 2006 to a net unrealized loss of $428,000 at October 31, 2006. These increases were partially offset by the payment of cash dividends totaling $417,000 or $.20 per share. The Bank’s total stockholders’ equity to assets ratio was 7.97% at October 31, 2006 as compared to 7.57% at April 30, 2006.

Results of Operations:

Comparison of the three months ended October 31, 2006 and October 31, 2005.

General:

Net income for the three months ended October 31, 2006 was $283,000 compared with net income of $420,000 for the three months ended October 31, 2005, a decrease of $137,000 or 32.6%. Net interest income decreased by $192,000, and the provision for loan losses was $30,000 for both periods. Total non-interest income increased by $19,000 or 6.7% and total non-interest expense increased by $55,000 or 3.5%, primarily as a result of increases in compensation and fringe benefit expense and other operating expenses.

The Bank’s results largely depend upon its net interest margin, which is the difference between the income earned on loans and investments, and the interest paid on deposits and borrowings as a percentage of average interest-earning assets. During the three months ended October 31, 2006, the Bank’s net interest margin decreased from 3.46% to 3.09%. Although average interest-earning assets increased by $2.1 million, the decrease in net interest margin is primarily the result of short-term interest rates having increased more rapidly during the period than long-term rates, thus flattening the yield curve. Additionally, depositor’s preference for shorter-term, certificate of deposit specials has further increased the Bank’s cost of funds. The resulting cost of new and repriced short-term certificates of deposit has exceeded the rate of increases on new and repricing interest-earning assets.

MAYFLOWER CO-OPERATIVE BANK AND SUBSIDIARIES

ANALYSIS OF INTEREST RATE SPREAD

The following table reflects the weighted average yield, interest earned, and the average balances of loans and investments, and the weighted average rates, interest expense, and the average balances of deposits and borrowed funds for the periods indicated. The yield data for loans does not include loan origination and other loan fees.

	Three months ended October 31,
	2006			2005
	Average Balance (1)	Interest	Rate (Annualized)	Average Balance (1)	Interest	Rate (Annualized)
	(Dollars in Thousands)
Interest-earning assets:
Loans	$141,113	$2,431	6.89%	$133,415	$2,174	6.52%
Investment securities	89,676	920	4.10%	92,898	902	3.88%
Short-term investments and interest bearing deposits in banks	669	9	5.38%	3,037	27	3.56%

All interest-earning assets	$231,458	$3,360	5.81%	$229,350	$3,103	5.41%

Interest-bearing liabilities:
Deposits	197,601	1,278	2.59%	200,778	954	1.90%
Borrowed funds	25,367	292	4.60%	20,528	167	3.25%

All interest-bearing liabilities	$222,968	1,570	2.82%	$221,306	1,121	2.03%

Net interest income		$1,790			$1,982

Weighted average interest rate spread (2)			2.99%			3.38%

Net interest margin			3.09%			3.46%

(1)	Average balances calculated using daily balances

(2)	Represents the weighted average yield earned on all interest earning assets during the period less the weighted average interest rate paid on all interest bearing liabilities.

The effect on net interest income as a result of changes in interest rates and in the amount of interest-earning assets and interest-bearing liabilities is shown in the following table. Information is provided in the table below on changes for the period indicated attributable to (1) changes in volume (change in average balance multiplied by prior period yield), (2) changes in interest rates (changes in yield multiplied by prior period average balance) and (3) the combined effect of changes in interest rates and volume (change in yield multiplied by change in average balance).

	Three months ended October 31,
	2005 vs. 2006
	Changes due to increase (decrease)
	(in thousands)
	Total	Volume	Rate	Rate/ Volume
Interest income:
Loans	$257	$126	$124	$7
Investment securities	18	(31)	51	(2)
Short-term investments	(18)	(21)	14	(11)

Total	257	74	189	(6)

Interest expense:
Deposits	324	(15)	344	(5)
Borrowed funds	125	40	69	16

Total	449	25	413	11

Increase (decrease) in net interest and dividend income	$(192)	$49	$(224)	$(17)

Interest and Dividend Income:

Interest and dividend income increased by $257,000, or 8.3%, to $3.4 million for the three months ended October 31, 2006. Interest income from loans increased by $257,000. This increase was due to an increase of $7.7 million in the average balance of loans outstanding, and by an increase in the average rate earned on loans from 6.52% to 6.89% on an annualized basis. Interest and dividend income on investment securities increased by $18,000 as a result of an increase in the average yield earned, from 3.88% in the 2005 quarter to 4.10% in the 2006 quarter, offset by a decrease of $3.2 million in the average balance of investments. Although the Bank’s average yield on short-term investments increased from 3.56% in 2005 to 5.38% in 2006, income from these investments decreased by $18,000 during the quarter ended October 31, 2006 as a function of a decrease of $2.4 million in the average balance of short-term investments.

Interest Expense:

Interest expense increased by $449,000, or 40.1%, to $1.6 million for the three months ended October 31, 2006 from $1.1 million for the three months ended October 31, 2005. Interest expense on deposits increased by $324,000 as a result of an increase in the average rate paid, from 1.90% to 2.59%, offset by a decrease of $3.2 million in the average balance of deposits. Interest expense on borrowed funds increased by $125,000, or 74.9%, for the three months ended October 31, 2006. This increase was due to an increase in the average rate paid on borrowed funds, from 3.25% in the October 2005 three-month period to 4.60% in the October 2006 three-month period, and due to an increase of $4.8 million in the average balance of advances outstanding.

Provision for Loan Losses:

The provision for loan losses was $30,000 for both the quarter ended October 31, 2006 and 2005. These provisions were made as a result of the Bank’s efforts to grow the loan portfolio. Given the current status of the Bank’s loan portfolio, and the lack of significant delinquencies or non-performing loans, management considers the loan loss reserve to be adequate at this time.

Non-interest Income:

Non-interest income increased by $19,000 for the three months ended October 31, 2006. This increase was a function of the following: (1) loan origination and other loan fees increased by $10,000 due to reduced amortization of the mortgage servicing asset; (2) customer service fees increased by $21,000 due to collection of ATM surcharge income, overdraft fees, and certificate of deposit early withdrawal penalties; (3) gain on sales of mortgages increased by $20,000; and (4) other income increased by $4,000. These increases were offset by a decrease of $36,000 in gains on sales of investment securities.

Non-interest Expense:

Non-interest expense increased by $55,000, or 3.5%, for the three months ended October 31, 2006. This increase was due primarily to an increase in compensation and fringe benefits of $40,000 and is a result of the hiring of an additional commercial lender, normal salary adjustments, and increased health care and other benefit costs. Additionally, other expenses increased by $31,000 due principally to costs incurred with the Bank’s holding company reorganization. These increases were offset by a decrease of $16,000 in occupancy and equipment expense, a result of lower equipment depreciation.

Provision for Income Taxes:

The provision for income taxes decreased by $91,000 for the three months ended October 31, 2006 when compared to the three months ended October 31, 2005 due to the decrease in net income before taxes. Effective income tax rates were 34.3% and 36.3% respectively in the 2006 and 2005 periods. The lower effective tax rate in comparison to statutory rates for both periods is reflective of income earned by a non-bank investment subsidiary, which is taxed, for state tax purposes, at a lower rate; and by dividends received deductions on dividend income generated by the Bank’s marketable equity portfolio.

Results of Operations:

Comparison of the six months ended October 31, 2006 and October 31, 2005.

General:

Net income for the six months ended October 31, 2006 was $583,000 compared with net income of $905,000 for the six months ended October 31, 2005, a decrease of $322,000 or 35.6%. Net interest income decreased by $300,000 due to declining spreads and margins. The provision for loan losses was $60,000 for both periods. Total non-interest income decreased by $30,000 or 4.7% and total non-interest expense increased by $216,000 or 7.0%, principally as a result of increased salary and benefit expense and increases in other operating expenses.

The Bank’s results largely depend upon its net interest margin, which is the difference between the income earned on loans and investments, and the interest paid, on deposits and borrowings as a percentage of average interest-earning assets. During the six months ended October 31, 2006, the Bank’s net interest margin decreased from 3.47% to 3.14%. This margin reduction is primarily the result of short-term interest rates having increased more rapidly during the period than long-term rates, thus flattening the yield curve. The resulting cost of new and repriced short-term certificates of deposit has exceeded the rate of yield increases on new and repricing interest-earning assets.

MAYFLOWER CO-OPERATIVE BANK AND SUBSIDIARIES

ANALYSIS OF INTEREST RATE SPREAD

The following table reflects the weighted average yield, interest earned and the average balances of loans and investments and the weighted average rates, interest expense and the average balances of deposits and borrowed funds for the periods indicated. The yield data for loans does not include loan origination and other loan fees.

	Six months ended October 31,
	2006			2005
	Average Balance (1)	Interest	Rate (Annualized)	Average Balance (1)	Interest	Rate (Annualized)
	(Dollars in Thousands)
Interest-earning assets:
Loans	$141,424	$4,850	6.86%	$132,761	$4,297	6.47%
Investment securities	90,407	1,844	4.08%	91,244	1,760	3.86%
Short-term investments and interest bearing deposits in banks	390	10	5.13%	3,750	61	3.25%

All interest-earning assets	$232,221	$6,704	5.77%	$227,755	$6,118	5.37%

Interest-bearing liabilities:
Deposits	197,344	2,463	2.50%	198,763	1,836	1.85%
Borrowed funds	26,229	594	4.53%	21,102	335	3.18%

All interest-bearing liabilities	$223,573	3,057	2.73%	$219,865	2,171	1.97%

Net interest income		$3,647			$3,947

Weighted average interest rate spread (2)			3.04%			3.40%

Net interest margin			3.14%			3.47%

(1)	Average balances calculated using daily balances.

(2)	Represents the weighted average yield earned on all interest earning assets during the period less the weighted average interest rate paid on all interest bearing liabilities.

The effect on net interest income as a result of changes in interest rates and in the amount of interest-earning assets and interest-bearing liabilities is shown in the following table. Information is provided in the table below on changes for the period indicated attributable to (1) changes in volume (change in average balance multiplied by prior period yield), (2) changes in interest rates (changes in yield multiplied by prior period average balance) and (3) the combined effect of changes in interest rates and volume (change in yield multiplied by change in average balance)

	Six months ended October 31,
	2005 vs. 2006
	Changes due to increase (decrease)
	(in thousands)
	Total	Volume	Rate	Rate/ Volume
Interest income:
Loans	$553	$280	$256	$17
Investment securities	84	(16)	101	(1)
Short-term investments	(51)	(55)	35	(31)

Total	586	209	392	(15)

Interest expense:
Deposits	627	(13)	645	(5)
Borrowed funds	259	81	143	35

Total	886	68	788	30

Increase (decrease) in net interest and dividend income	$(300)	$141	$(396)	$(45)

Interest and Dividend Income:

Interest and dividend income increased by $586,000 or 9.6% to $6.7 million for the six months ended October 31, 2006 from $6.1 million for the six months ended October 31, 2005. Interest income from loans increased by $553,000. This increase was due to an increase of $8.7 million in the average balance of loans outstanding and an increase in the average rate earned on loans from 6.47% to 6.86% on an annualized basis. Interest and dividend income on investment securities increased by $84,000 as a result of an increase in the average yield earned, from 3.86% in 2005 to 4.08% in 2006, offset by a decrease of $837,000 in the average balance of investments. Interest on short-term investments decreased by $51,000 as a result of a decrease of $3.4 million in the average balance of short-term investments, offset by an increase in the average yield earned, from 3.25% to 5.13%.

Interest Expense:

Interest expense increased by $886,000 or 40.8% to $3.1 million for the six months ended October 31, 2006 from $2.2 million for the six months ended October 31, 2005. Interest expense on deposits increased by $627,000 as a result of an increase in the average rate paid, from 1.85% to 2.50%, offset by a decrease of $1.4 million in the average balance of deposits. Interest expense on borrowed funds increased by $259,000 or 77.3% for the six months ended October 31, 2006. This increase was due to an increase in the average rate paid on borrowed funds, from 3.18% in the October 2005 six-month period to 4.53% in the October 2006 six-month period, augmented by an increase of $5.1 million in the average balance of borrowed funds, from $21.1 million in the 2005 six-month period to $26.2 million in the 2006 six-month period.

Provision for Loan Losses:

The provision for loan losses was $60,000 for each of the six months ended October 31, 2006 and October 31, 2005. The Bank continues to provide for potential losses due to the planned growth in the loan portfolio. Given the current status of the Bank’s loan portfolio, and the lack of significant delinquencies or non-performing loans, management considers the loan loss reserve to be adequate at this time.

Non-interest Income:

Non-interest income decreased by $30,000 for the six months ended October 31, 2006, due in part to a decrease of $78,000 in gains on sales of loans and a decrease of $36,000 in gains on sales of investments. These were offset by an increase of $24,000 in loan origination and other loan fees due to a reduction in the mortgage servicing asset and by an increase of $51,000 in customer service fees caused by additional overdraft charges and ATM surcharge revenue. Finally, other income increased by $9,000 due to increased debit card interchange revenue.

Non-interest Expense:

Non-interest expense increased by $216,000 or 7.0% for the six months ended October 31, 2006. This increase was due primarily to an increase in compensation and fringe benefits of $119,000 and is a result of the hiring of an additional commercial lender, normal salary adjustments, and increased benefit costs. Additionally, other expenses increased by $97,000 due to legal and consulting costs incurred with the Bank’s holding company reorganization, and data processing expense increased by $7,000. These increases were offset by a decrease of $6,000 in occupancy and equipment expense and by a decrease of $1,000 in FDIC assessment expense.

Provision for Income Taxes:

The provision for income taxes decreased by $224,000 for the six months ended October 31, 2006 when compared to the six months ended October 31, 2005 due to the decrease in net income before taxes. Effective income tax rates were 34.9% and 37.2% respectively in the 2006 and 2005 periods. The lower effective tax rate in comparison to statutory rates for both periods is reflective of income earned by a non-bank investment subsidiary, which is taxed, for state tax purposes, at a lower rate; and dividends received deductions on dividend income generated by the Bank’s marketable equity portfolio.

Interest Rate Risk Exposure and the Interest Rate Spread:

The Bank’s net earnings depend primarily upon the difference between the income (interest and dividends) earned on its loans and investment securities (earning assets) and the interest paid on its deposits and borrowed funds (interest-bearing liabilities), together with other income and other operating expenses. The Bank’s investment income and interest paid (cost of funds) are significantly affected by general economic conditions and by policies of regulatory authorities.

Market risk is the risk of loss from adverse changes in market prices and rates. The Bank’s market risk arises primarily from interest rate risk inherent in its lending, security investments, and deposit taking activities. To that end, management actively monitors and manages its interest rate risk exposure.

The Bank’s primary objective in managing interest rate risk is to minimize the adverse impact of changes on its net interest income and capital, while adjusting its rate-sensitive asset and liability structure to obtain the maximum net yield on that structure. The Bank relies primarily on this structure to control interest rate risk. However, a sudden and substantial shift in interest rates may adversely impact the Bank’s earnings to the extent that the interest rate earned on interest-earning assets and interest paid on interest-bearing liabilities do not change at the same frequency, to the same extent or on the same basis.

Delinquent Loans, Loans in Foreclosure and Foreclosed Property:

The following table sets forth information with respect to the Bank’s non-performing assets for the periods indicated. During the periods shown, the Bank had no restructured loans within the meaning of FASB Statement of Financial Accounting Standards No. 15.

	October 31, 2006	April 30, 2006	October 31, 2005
(Dollars in Thousands)
Loans past due over 90 days:
Residential mortages	$—	$—	$—
Commercial and construction mortgages	—	—	—
Commercial time and demand loans	15	—	—
Consumer and other loans	—	—	—

	$15	$—	$—

Loans past due over 90 days as a percentage of:
Net loans receivable	0.01%	—	—
Total assets	0.01%	—	—

Non-performing assets
**Non-accrual loans	$—	$—	$—
Non-accrual investments (book value)	—	—	—
Real estate acquired by foreclosure	—	—	—

	$—	$—	$—

Non-performing assets as a percentage of:
Net loans receivable	—	—	—
Total assets	—	—	—

Allowance for loan losses	$1,758	$1,704	$1,670

Allowance as a percentage of net loans	1.26%	1.22%	1.26%

**	Includes loans which are contractually past due 90 days or more and/or loans less than 90 days past due on which the Bank has ceased accruing interest

MAYFLOWER CO-OPERATIVE BANK AND SUBSIDIARIES

Item 3.	Controls and Procedures.

As of the end of the period covered by this report, management of the Bank carried out an evaluation, under the supervision and with the participation of the Bank’s principal executive officer and principal financial officer, of the effectiveness of the Bank’s disclosure controls and procedures. Based on this evaluation, the Bank’s principal executive officer and principal financial officer concluded that the Bank’s disclosure controls and procedures are effective in ensuring that information required to be disclosed by the Bank in reports that it files or submits under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of both the Securities and Exchange Commission and the Federal Deposit Insurance Corporation. It should be noted that the design of the Bank’s disclosure controls and procedures is based in part upon certain reasonable assumptions about the likelihood of future events, and there can be no reasonable assurance that any design of disclosure controls and procedures will succeed in achieving its stated goals under all potential future conditions, regardless of how remote, but the Bank’s principal executive and financial officers have concluded that the Bank’s disclosure controls and procedures are, in fact, effective at a reasonable assurance level.

There have been no changes in the Bank’s internal control over financial reporting identified in connection with the evaluation required under paragraph (b) of Securities and Exchange Commission Rule 13a-15 that occurred during the Bank’s last fiscal quarter, that has materially affected, or is reasonably likely to materially affect, the Bank’s internal control over financial reporting.

PART II

Item 1.	Legal Proceedings.

None.

Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds

During the six months ended October 31, 2006, the Bank issued a total of 18,190 shares of common stock, par value $1.00 per share, in connection with the exercise of outstanding stock options. The following table lists options exercised during the period:

Date Sold	# of Shares	Price per Share
May 3, 2006	225	$5.89
May 9, 2006	300	5.89
June 15, 2006	8,438	5.89
June 15, 2006	321	10.56
June 21, 2006	129	10.56
June 21, 2006	300	8.83
July 10, 2006	8,437	5.89
July 17, 2006	10	10.56
August 24, 2006	10	10.56
September 25, 2006	20	10.56

The purchase prices were paid in cash and were the exercise prices for the options. Total proceeds raised were $110,000. No underwriter was used in connection with these issuances. The shares of common stock are exempt securities under Section 3(a)(5) of the Securities Act of 1933, as amended (the “Act”), and thus are exempt from registration under the Act.

Item 3.	Defaults Upon Senior Securities.

None.

Item 4.	Submission of Matters to a Vote of Security Holders.

On August 22, 2006, the Bank held its Annual Meeting of Stockholders. The items on the agenda were the election of four directors, the election of a Clerk of the Bank for the 2007 fiscal year, and the formation of a holding company.

Proposal I – Election of Directors

Nominees	Votes For	Votes Withheld
Charles N. Decas	1,738,491	118,867
Joseph B. Monteiro	1,737,959	119,399
Edward M. Pratt	1,731,962	125,397
Geoffrey T. Stewart	1,726,662	130,696

Proposal II – Election of Clerk of the Bank

Nominee	Votes For	Votes Against	Votes Abstained	Broker Non-Vote
Edward M. Pratt	1,732,608	103,795	20,954	none

The meeting was adjourned until September 18, 2006 solely with respect to the proposal to approve the holding company reorganization. The final results of September 18, 2006 are noted below:

Proposal III – Formation of a Holding Company

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
1,405,307	153,177	23,750	297,055

Item 5.	Other Information.

None.

Item 6.	Exhibits

Exhibit 31     Rule 13a-14(a)/15d-14(a) Certifications

Exhibit 32     Section 1350 Certifications

SIGNATURES

In accordance with the requirements of the Exchange Act the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 11, 2006

MAYFLOWER CO-OPERATIVE BANK

/s/ Edward M. Pratt
Edward M. Pratt, President & Chief Executive Officer (Duly Authorized Officer)

/s/ Maria Vafiades
Maria Vafiades, Vice President & Chief Financial Officer (Principal Financial & Accounting Officer)

Exhibit 31

Rule 13a-14(a)/15d-14(a) Certifications

I, Edward M. Pratt certify that:

1. I have reviewed this quarterly report on Form 10-QSB of Mayflower Co-operative Bank;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4. The small business issuer’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this report based on such evaluation; and

(c) Disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting.

5. The small business issuer’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

Date: December 11, 2006

/s/ Edward M. Pratt
Edward M. Pratt President and Chief Executive Officer (Principal Executive Officer)

I, Maria Vafiades certify that:

1. I have reviewed this quarterly report on Form 10-QSB of Mayflower Co-operative Bank;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4. The small business issuer’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this report based on such evaluation; and

(c) Disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting.

5. The small business issuer’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

Date: December 11, 2006

/s/ Maria Vafiades
Maria Vafiades Chief Financial Officer (Principal Accounting Officer)

EXHIBIT 32

SECTION 1350 CERTIFICATIONS

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-QSB of Mayflower Co-operative Bank (the “Bank”) as filed with the Federal Deposit Insurance Corporation for the period ended October 31, 2006 (the “Report”), I hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Bank.

	By:	/s/ Edward M. Prattt
Edward M. Pratt, President & Chief Executive Officer
December 11, 2006

	By:	/s/ Maria Vafiades
Maria Vafiades, Chief Financial Office

December 11, 2006